EXHIBIT (g)(5)

                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made as of June 16, 2003 by and between the funds listed on Appendix I hereto (the "Funds") and INVESTORS BANK & TRUST COMPANY, a Massachusetts chartered trust company ("Investors Bank").

WHERAS, the Funds and Investors Bank have entered into a Master Custodian Agreement, as such Master Custodian Agreement has been amended and extended from time to time (the "Master Custodian Agreement"); and

WHERAS, the Funds and Investors Bank desire to amend such Master Custodian Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in such agreements, it is agreed between the respective parties hereto as follows:

1) The Master Custodian Agreement between the Funds and Investors Bank is hereby amended by deleting the first full paragraph in Section 10 of the Master Custodian Agreement in its entirety and by inserting in lieu thereof the following:

                  "The term of this Agreement shall continue through January 9, 2007 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  The Fund may, at any time prior to the expiration of the Initial Term or any Renewal Terms, by action of its Board, (i) substitute another bank or trust company for the Custodian, by giving notice as described above to the Custodian, in the event the Custodian assigns this Agreement to any unaffiliated party without consent of the noninterested Trustees of the Funds, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon proper termination of the Agreement in accordance with the terms hereof, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination (and shall likewise reimburse the Custodian for its costs, expenses and disbursements).

                  Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice."


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2)       Miscellaneous.
     ----------------------

         (a)  Except  as  amended  hereby,   the  Master  Custodian   Agreements
referenced herein shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                              EACH OF THE ENTITIES LISTED
                                              ON APPENDIX I HERETO


                                              By: s/s J. L. O'Connor
                                                   -----------------
                                                Name: J. L. O'Connor
                                                Title:  Treasurer


                                              INVESTORS BANK & TRUST COMPANY


                                              By: s/s Andrew M. Nesvet
                                                   ---------------------
                                                Name: Andrew M. Nesvet
                                                Title:  Managing Director

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                                   APPENDIX I

                         PARTIES TO AGREEMENT REFERENCED
                                  IN PARAGRAH 1

                             (Effective May 1, 2003)

                          The Wright Managed Equity Trust

                          Wright Selected Blue Chip Equities Fund
                          Wright Major Blue Chip Equities Fund
                          Wright International Blue Chip Equities fund

                          The Wright Managed Income Trust
                          -------------------------------
                          Wright U.S. Government Near Term Fund
                          Wright U.S. Government Intermediate Fund
                          Wright Total Return Bond Fund
                          Wright U.S. Treasury Money Market Fund
                          Wright Current Income Fund





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